FOR IMMEDIATE RELEASE

Media Contacts:

For Media:

Jerry Grasso

404-748-7208

grassoj@corp.earthlink.net

For Investors:

Mike Gallentine

404-748-7153

gallentineml@corp.earthlink.net

EARTHLINK CONSIDERING STRATEGIC ALTERNATIVES FOR MUNICIPAL WIRELESS BUSINESS

ATLANTA, November 16, 2007- EarthLink (NASDAQ: ELNK) today announced that it will begin a process to consider its strategic alternatives for its municipal wireless business.

"After thorough review and analysis of our municipal wireless business we have decided that making significant further investments in this business could be inconsistent with our objective of maximizing shareholder value," said Rolla P. Huff, EarthLink President and CEO.

"Accordingly, at this time, we are considering our strategic alternatives with respect to this business," Huff added.

EarthLink will seek to work closely with the municipalities in which it has operations as it considers these alternatives.

The net book value of the assets attributable to EarthLink's municipal wireless business is approximately $40 million.

About EarthLink

"EarthLink. We revolve around you™." As the nation's next generation Internet service provider, Atlanta-based EarthLink has earned an award-winning reputation for outstanding customer service and its suite of online products and services.  EarthLink offers what every user should expect from their Internet experience: high-quality connectivity, minimal online intrusions and customizable features. Whether it's dial-up, high-speed, voice, web hosting, wireless or "EarthLink Extras" like home networking or security, EarthLink connects people to the power and possibilities of the Internet. Learn more about EarthLink by calling (800) EARTHLINK or visiting EarthLink's Web site at www.EarthLink.net.

Cautionary Information Regarding Forward-Looking Statements

This press release includes forward-looking" statements (rather than historical facts) that are subject to risks and uncertainties that could cause actual results to differ materially from those described. Although we believe that the expectations expressed in these forward-looking statements are reasonable, we cannot promise that our expectations will turn out to be correct. Our actual results could be materially different from and worse than our expectations. With respect to such forward-looking statements, we seek the protections afforded by the Private Securities Litigation Reform Act of 1995. These risks include, without limitation, (1) that we might not realize the benefits we are seeking from the corporate restructuring plan announced on August 28, 2007 and that our corporate restructuring plan might have a negative effect on our efforts to maintain our subscribers and our relationships with our business partners; (2) that we may have to undertake further restructuring plans that would entail additional charges and cause us to take additional actions, including incurring asset impairment and facility exit and restructuring charges that may result from our continuing review of our growth initiatives such as our consideration of alternatives for our municipal wireless business; (3) that we may not successfully enhance existing or develop new products and services in a cost-effective manner to meet customer demand in the rapidly evolving market for Internet, wireless and IP-based voice communications services, including new products and services offered in connection with our voice and municipal broadband network growth initiatives, which we do not expect to be profitable in their early stages; (4) that our service offerings may fail to be competitive with existing and new competitors; (5) that competitive product, price or marketing pressures could cause us to lose existing customers to competitors (churn), or may cause us to reduce prices for our services which could adversely impact average revenue per user; (6) that we may be unsuccessful in making and integrating acquisitions into our business, which could result in operating difficulties, losses and other adverse consequences; (7) that the continued decline of our narrowband revenues could adversely affect our profitability and adversely impact our ability to invest in other initiatives; (8) that we may not be able to successfully manage the costs associated with delivering our wireline broadband services, which could adversely affect our ability to grow or sustain revenues and our profitability; (9) that companies may not provide last mile broadband access to us on a wholesale basis or on terms or at prices that allow us to grow and be profitable; (10) that our commercial and alliance arrangements may be terminated or may not be as beneficial as anticipated, which could adversely affect our ability to increase our subscriber base; (11) that our business may suffer if our third-parties for technical and customer support and certain billing services are unable to provide these services, cannot expand to meet our needs or terminate their relationships with us; (12) that service interruptions or impediments could harm our business; (13) that government regulations could force us to change our business practices; (14) that changes in, or interpretations of, laws regarding consumer protection could subject us to liability or cause us to change our practices; (15) that we may not be able to protect our proprietary technologies or successfully defend infringement claims and may be required to enter licensing arrangements on unfavorable terms; (16) that we may be accused of infringing upon the intellectual property rights of third parties, which is costly to defend and could limit our ability to use certain technologies in the future; (17) that we could face substantial liabilities if we are unable to successfully defend against legal actions; (18) that our business depends on the continued development of effective business support systems, processes and personnel; (19) that we may be unable to hire and retain sufficient qualified personnel, and the loss of any of our key executive officers could adversely affect us; (20) that we may not obtain a sufficient number of wireless broadband customers in a municipality to generate a sufficient return on our investment in a wireless broadband network in that municipality; (21) that certain aspects of our VoIP service are not the same as traditional telephone service, which may limit the acceptance of our services by mainstream consumers and our potential for growth; (22) that our E911 emergency services are different from those offered by traditional wireline telephone companies and may expose us to significant liability; (23) that our ability to provide our VoIP service is dependent upon third-party facilities and equipment, the failure of which could cause delays or interruptions of our service, damage our reputation, cause us to lose customers and limit our growth; (24) that we may not realize the benefits we are seeking from our investments in the HELIO joint venture or other investment activities as a result of lower than predicted revenues or subscriber levels of the companies in which we invest, larger funding requirements for those companies or otherwise; (25) that our stock price has been volatile historically and may continue to be volatile; (26) that our indebtedness could adversely affect our financial health and limit our ability to react to changes in our industry or to implement our strategic initiatives; (27) that we may be unable to repurchase our convertible senior notes for cash when required by the holders, including following a fundamental change, or to pay the cash portion of the conversion value upon conversion of any notes by the holders; (28) that the convertible note hedge and warrant transactions may affect the value of our common stock; and (29) that some provisions of Delaware law, our second restated certificate of incorporation and amended and restated bylaws may be deemed to have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest. These risks and uncertainties, as well as other risks and uncertainties that could cause our actual results to differ significantly from management's expectations, are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2006, as amended.

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